UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2018

Keurig Dr Pepper Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33829	98-0517725
(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 781-418-7000

(Former Name or Former Address, if Changed Since Last Report)

Dr Pepper Snapple Group, Inc.

5301 Legacy Drive, Plano, Texas 75024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On July 9, 2018, Maple Parent Holdings Corp., a Delaware corporation and the direct parent company of Keurig Green Mountain, Inc. (“Maple”), which is an affiliate of JAB Holdings B.V., a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability) (“JAB”), completed its merger (the “Merger”) with Salt Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly owned special purpose merger subsidiary of Keurig Dr Pepper Inc., a Delaware corporation formerly known as Dr Pepper Snapple Group, Inc. (the “Company”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of January 29, 2018, by and among Maple, the Company and Merger Sub (the “Merger Agreement”).

At the 2018 annual meeting of the Company’s stockholders held on June 29, 2018 (the “Annual Meeting”), the Company’s stockholders approved an issuance of shares of the Company’s common stock as merger consideration pursuant to the terms of the Merger Agreement and approved an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) for (i) an increase in authorized shares to permit the issuance of a sufficient number of shares as merger consideration and (ii) a change of the Company’s name to “Keurig Dr Pepper Inc.” The Charter Amendment became effective on July 9, 2018 pursuant to and upon the filing of the Certificate of Amendment to the Company’s Certificate of Incorporation (the “Charter Amendment Effective Time”) with the Secretary of State of the State of Delaware. Immediately following the Charter Amendment Effective Time, the Merger became effective pursuant to and upon the filing of the Certificate of Merger (the “Effective Time”) with the Secretary of State of the State of Delaware. At the Effective Time, Merger Sub merged with and into Maple with Maple surviving the Merger as a wholly owned subsidiary of the Company.

In connection with the Merger, on June 29, 2018, the board of directors of the Company (the “Board”) declared a special cash dividend (the “Special Cash Dividend”), payable on July 10, 2018, in an amount equal to $103.75 in respect of each share of the Company’s common stock held by a holder of record as of the close of business on July 6, 2018.

Item 1.01. Entry into a Material Definitive Agreement.

Investor Rights Agreement

The Company also entered into an investor rights agreement, dated as of July 9, 2018 (the “Investor Rights Agreement”), with Maple Holdings B.V. and Mondelēz International Holdings LLC (“Mondelēz LLC” and, together with Maple Holdings B.V., the “Holders”) that will, among other things, (i) provide the Holders with certain registration rights with respect to their shares of common stock in the Company (including the shares received in connection with the Merger) following the standstill period described below, (ii) govern how each of the Holders will vote the shares of the Company’s common stock held by it with respect to supporting certain directors that are designated by Mondelēz LLC, (iii) require certain matters to be approved by the Board and (iv) provide Mondelēz LLC with certain information rights for so long as Mondelēz International, Inc. (“Mondelēz”) accounts for its investment in the Company under the equity method of accounting under accounting principles generally accepted in the United States. Pursuant to the terms of the Investor Rights Agreement, each Holder has agreed that during the period beginning on the closing date of the Merger and ending on the first business day following the date that is the six month anniversary of the closing of the Merger (the “standstill period”), each Holder shall not, directly or indirectly, and shall cause its representatives (to the extent acting on behalf of the Holder) and any person or affiliate directly or indirectly controlled by that person not to, directly or indirectly, without the prior written consent of, or waiver by, the Company, (i) sell or offer to sell any common stock in the Company or other equity interests (including any voting securities) or derivative securities, or direct or indirect rights to acquire any Company common stock or equity interests (including any voting securities) or derivative securities, or any securities or indebtedness convertible or exchangeable for any such securities, (ii) cause to be filed or submitted a registration statement, prospectus or prospectus supplement (or amendment or supplement thereto) with respect to any such registration, or (iii) publicly announce any intention to do any of the foregoing. A description of the material terms of the Investor Rights Agreement has been previously disclosed under the caption “Other Related Agreements” to the Company’s definitive proxy statement on Schedule 14A, filed with the United States Securities and Exchange Commission (the “Commission”) on May 29, 2018 and is incorporated herein by reference.

As a result of the Merger, the equity interest holders of Maple as of immediately prior to the Effective Time, including the Holders, collectively owned approximately 87% of the outstanding shares of the common stock of the Company, on a fully diluted basis. The description of the Investor Rights Agreement is qualified in its entirety by reference to the terms of the Investor Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth below under Item 5.01 of this Current Report on Form 8-K relating to the issuance of the shares of the Company’s common stock to the equity interest holders of Maple is incorporated into this Item 3.02 by reference. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof and the rules and regulations of the Commission promulgated thereunder.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note is incorporated into this Item 5.01 by reference. Under the Merger Agreement, each share of Maple common stock, issued and outstanding immediately prior to the Effective Time, was converted into the right to receive a number of fully paid and nonassessable shares of common stock of the Company equal to the exchange ratio, which was approximately 96.40, resulting in the issuance of 1,206,245,016 shares of the Company’s common stock to the equity interest holders of Maple.

As of the Effective Time, the holders of the Company’s common stock as of immediately prior to the Effective Time collectively owned approximately 13% of the outstanding shares of common stock of the Company, on a fully diluted basis, and the equity interest holders of Maple as of immediately prior to the Effective Time collectively owned approximately 87% of the outstanding shares of common stock of the Company, on a fully diluted basis.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 31, 2018.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(b)

Executive Officers

In connection with the consummation of the Merger and as previously disclosed on the Company’s Current Report on Form 8-K filed with the Commission on June 25, 2018, each of Larry D. Young, Martin M. Ellen and James J. Johnston, each a Named Executive Officer of the Company, resigned from employment effective as of the Effective Time.  As previously disclosed under the caption “Tables of Potential Payments and Assumptions” to the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on May 29, 2018, and incorporated herein by reference, each of the foregoing Named Executive Officers is entitled to severance in connection with their separations from employment.

Board of Directors

In connection with the consummation of the Merger, the following members resigned from the Company’s Board of Directors as of the Effective Time:  Wayne R. Sanders, David E. Alexander, Antonio Carrillo, José Gutiérrez, Ronald G. Rogers, Dunia Shive and M. Anne Szostak.  No such resignation was due to a disagreement on any matter relating to the Company’s operations, policies or practices.

(c)

Keurig Green Mountain, Inc. (“Keurig”) previously entered into an amended and restated employment agreement with Robert J. Gamgort and an employment agreement with Ozan Dokmecioglu, both of which will remain in effect following the consummation of the Merger. The following description of the employment agreements is a summary of certain of their terms only and is qualified in its entirety by the full text of the employment agreements which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2018.

Robert J. Gamgort

Under the terms of Mr. Gamgort’s amended and restated employment agreement, he will serve in the position of Chief Executive Officer and unpaid member of the Board until 2021, which will be automatically extended for successive one year periods absent either party’s election to the contrary. During the period of his employment, Mr. Gamgort is entitled to the following compensation and benefits: (i) an annual base salary of $1,500,000, (ii) an annual bonus opportunity with a target equal to 125% of his base salary and a maximum payout equal to 3.1 times his target bonus in accordance with the annual incentive plan as in effect from time to time, (iii) participation in the employee benefit plans generally made available to senior officers of the Company and (iv) annual restricted stock unit (“RSU”) grants with a grant date fair market value equal to his base salary multiplied by 3-2/3.

Upon Mr. Gamgort’s separation from service due to death or disability, he (or his estate) will remain entitled to receive a pro-rated annual bonus based on the amount he would have received under the performance plan in respect of the year in which his separation occurs. Upon Mr. Gamgort’s separation from service by the Company without cause or by him with good reason, he will receive the pro-rated bonus described above, plus a severance benefit equal to the sum of his base salary and target bonus for the year of separation times 2 and paid over 24 months (or, in the event of his separation within 6 months prior to or 24 months following a change in control, times 3 and paid in a lump sum), plus COBRA continuation benefits for up to 24 months. Mr. Gamgort is subject to a 24-month post-termination non-competition restriction, a 24-month post-termination non-solicitation restriction, and a perpetual confidentiality obligation. There are no family relationships between Mr. Gamgort and the Company or any member of the Board.

Ozan Dokmecioglu

Under the terms of Mr. Dokmecioglu’s employment agreement, he will serve in the position of Chief Financial Officer. During the period of his employment, Mr. Dokmecioglu is entitled to the following compensation and benefits: (i) an annual base salary of $800,000, (ii) an annual bonus opportunity with a target equal to 80% of his base salary and a maximum payout equal to 2.5 times his target bonus in accordance with the annual incentive plan as in effect from time to time, (iii) participation in the employee benefit plans generally made available to senior officers of the Company and (iv) annual RSU grants with a grant date fair value equal to 325% of his base salary.

Upon Mr. Dokmecioglu’s separation from service due to death or disability, he (or his estate) will remain entitled to receive a pro-rated annual bonus based on the amount he would have received under the performance plan in respect of the year in which his separation occurs. Upon Mr. Dokmecioglu’s separation from service by the Company without cause or by him with good reason, he will receive the pro-rated bonus described above, plus a severance benefit equal to the sum of his base salary and target bonus for the year of separation times 2 and paid over 24 months (or, in the event of his separation within 6 months prior to or 24 months following a change in control, times 3 and paid in a lump sum), plus COBRA continuation benefits for up to 24 months. Mr. Dokmecioglu is subject to a 24-month post-termination non-competition restriction, a 24-month post-termination non-solicitation restriction, and a perpetual confidentiality obligation. There are no family relationships between Mr. Dokmecioglu and the Company or any member of the Board.

(d)

Following the consummation of the Merger, the Board became comprised of twelve members, eight of whom were appointed by Maple (including Bart Becht of JAB, Bob Gamgort of Keurig, four additional directors appointed by JAB and two directors appointed by Mondelēz LLC, who are initially Dirk Van de Put, the Chairman and Chief Executive Officer of Mondelēz and Gerhard Pleuhs, the Executive Vice President and General Counsel of Mondelēz), two of whom were appointed by the Company (including Larry D. Young, prior President and Chief Executive Officer of the Company and Pamela Patsley, current Company director) and two of whom were mutually agreed upon by Maple and the Company as “independent” directors under the NYSE rules and Rule 10A-3 promulgated under the Exchange Act. The Board list is as follows:

Name	Board of Directors	Audit and Finance Committee	Remuneration and Nomination Committee
Lambertus (Bart) Becht	Chair		Member
Robert (Bob) Gamgort	Executive Director
Olivier Goudet	Member
Peter Harf	Member		Chair
Genevieve Hovde	Member	Member
Anna-Lena Kamenetzky	Member
Paul S. Michaels	Member		Member
Pamela (Pam) Patsley	Member	Member
Gerhard (Gerd) Pleuhs	Member
Robert (Bob) Singer	Member	Chair
Dirk Van de Put	Member		Member
Larry D. Young	Member

Each newly appointed director will serve for an initial term to expire at the Company’s 2019 annual meeting of stockholders, or until his or her earlier death, resignation or removal. Following the consummation of the Merger, the Company intends to institute the following non-employee director compensation program: each director will receive (i) an annual cash retainer of $100,000 and (ii) an annual grant of RSUs with a grant date fair market value equal to $160,000 for non-employee directors other than the chair of the Board and $300,000 for the chair of the Board. In addition, the chair of the Board will receive an additional cash retainer of $300,000, and the chair of the Audit and Finance Committee and the chair of the Remuneration and Nomination Committee will each receive an additional cash retainer of $30,000.

(e)

In connection with the Merger, the Company granted Rodger Collins, President Direct Store Delivery, a cash retention award equal to 1.0 times his annual base salary, payable on the one-year anniversary of the closing date.  Mr. Collins will forfeit the right to receive such award in the event prior to such date he voluntarily terminates his employment or the Company terminates his employment for cause.  The Company also agreed that in lieu of any future severance considerations it would pay Mr. Collins upon Closing the change in control payment he would be entitled to upon termination under the terms of the Change in Control Plan as disclosed in the Company’s definitive proxy statement filed with the Commission on May 29, 2018.

In connection with the Merger, the Company assumed the Keurig Green Mountain, Inc. Long-Term Incentive Plan and the Keurig Green Mountain, Inc. Executive Ownership Plan, in each case effective August 11, 2016 (collectively, the “Plans”), and the RSUs outstanding thereunder and the authorized but unissued share pool with respect thereto (as adjusted pursuant to the “Exchange Ratio”, as defined in the Merger Agreement).  The Company may administer the Plans, in combination with the Company’s existing long-term incentive program, for the purpose of (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its affiliates, (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Charter Amendment Effective Time, the Amended and Restated Certificate of Incorporation of the Company was amended by the Certificate of Third Amendment in substantially the form attached as Exhibit C to the Merger Agreement to provide for (i) an increase in authorized shares to permit the issuance of a sufficient number of shares as merger consideration and (ii) a change of the Company’s name to “Keurig Dr Pepper Inc.” The Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.

On July 9, 2018, upon the consummation of the Merger, as a result of the Merger being accounted for as a reverse merger with Maple as the accounting acquirer, the Company’s fiscal year was changed automatically, and without further action by the Board, to the fiscal year of Maple as of the consummation of the Merger, which ended on the last Saturday in September of each year.  On July 9, 2018, the Board approved a change in the Company’s fiscal year end from the last Saturday in September to December 31, which was the Company’s fiscal year end prior to the consummation of the Merger, and changed Maple’s fiscal year end from the last Saturday in September to the last Saturday in December to closely align Maple’s fiscal year with that of the Company’s.

On and effective as of July 9, 2018, the Board amended and restated the Amended and Restated By-Laws of the Company (the “Bylaw Amendment”). The Bylaw Amendment (i) amends references to the Company’s name, (ii) removes language applicable only prior to the year 2013 regarding director classes and terms and (iii) amends the Company’s current forum selection clause. The foregoing description is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.2.

Item 5.05. Amendments to Registrant’s Code of Conduct.

On July 9, 2018, the Board approved and adopted an updated Code of Conduct. The Code of Conduct was updated to reflect the Merger and provide guidance to employees on which underlying corporate policies to follow until such time as such policies will be integrated after the Merger. The updated Code of Conduct will be made available on the Company’s website at www.keurigdrpepper.com as soon as practicable.

The foregoing description of the updates to the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the Code of Conduct attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

Press Release

On July 9, 2018, the Company issued a press release in connection with the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Certain Information with respect to Maple Parent Holdings Corp.

In connection with the consummation of the Merger, the Company is providing certain information relating to the Company and Maple. This information is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Waiver of Corporate Opportunity Doctrine

On and effective as of July 9, 2018, the Board passed a resolution waiving any claims under Delaware state law based on the corporate opportunities doctrine with respect to each non-executive member of the Board.  Accordingly, each member of the Board, with the exception of Mr. Gamgort, does not have a duty to present business opportunities to the Company and may choose to withhold any identified opportunities from the Company for themselves or other business entities.

Item 9.01. Financial Statements and Exhibits.

(a) Historical Financial Information.

The consolidated financial statements (and notes thereto) of Maple, who conducts substantially all of its business through Keurig, a wholly owned subsidiary, for the fiscal year ended 2015 and for the period from September 27, 2015 to March 2, 2016, (the “predecessor period”) and for Maple for the fiscal year ended 2017, for the period from December 4, 2015 to September 24, 2016 (the “successor period”), and the periods from October 1, 2017 to March 31, 2018 (unaudited) and September 25, 2016 to March 25, 2017 (unaudited) are incorporated herein by reference from the Consolidated Financial Statements of Maple in the Company’s definitive proxy statement filed with the Commission on May 29, 2018.

(b) Pro Forma Financial Information.

The pro forma financial information for the Company, giving effect to the Merger and the other transactions described therein, for the twelve months ended December 31, 2017 and as of and for the three months ended March 31, 2018, are incorporated herein by reference from the Unaudited Pro Forma Combined Financial Information in the Company’s definitive proxy statement filed with the Commission on May 29, 2018.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 29, 2018, by and among Keurig Dr Pepper Inc., Salt Merger Sub, Inc., Maple Parent Holdings Corp.*

3.1	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Keurig Dr Pepper Inc.

3.2	Amended and Restated Bylaws of Keurig Dr Pepper Inc.

4.1	Investor Rights Agreement, dated as of July 9, 2018, among Keurig Dr Pepper Inc., as the issuer, and Maple Holdings B.V. and Mondelēz International Holdings LLC, as the Holders.

14.1	Keurig Dr Pepper Inc. Code of Conduct.

23.1	Consent of Deloitte & Touche LLP, independent auditor for Maple Parent Holdings Corp.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Maple Parent Holdings Corp.

99.1	Press Release, dated July 9, 2018.

99.2	Certain Information with respect to Maple Parent Holdings Corp.

*Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: July 9, 2018

	By:	/s/ James L. Baldwin
James L. Baldwin
Chief Legal Officer and General Counsel